Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Post-Effective Amendment
No. 1 (this "Post-Effective Amendment") to Registration Statement No. 333-49793 of Premier National Bancorp, Inc. (formerly Hudson Chartered Bancorp, Inc.) on Form S-8 of our report dated January 27, 1998, appearing in the Annual Report on Form 10-K of Premier National Bancorp, Inc. for the year ended December 31, 1997, as amended by Amendment No. 1 on Form 10-K/A filed on April 9, 1998, and to the reference to us under the heading "Interests of Named Experts and Counsel" in Item 5 of this Post-Effective Amendment.

/s/ Deloitte & Touche  LLP
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Deloitte & Touche LLP


Stamford, Connecticut
July 20, 1998